Exhibit 99.1

Scientific Learning Reports First Quarter 2011 Financial Results

OAKLAND, Calif.--(BUSINESS WIRE)--April 27, 2011--Scientific Learning Corporation (NASDAQ:SCIL), a leading provider of technologies for accelerated learning, today announced financial results for the first quarter ended March 31, 2011.

Total revenue in the first quarter of 2011 was $10.4 million, compared to $11.1 million in the first quarter of 2010. Total booked sales for the first quarter were $8.1 million, an increase from $8.0 million in the first quarter 2010.

Earnings before interest, taxes, depreciation, amortization, and stock compensation (EBITDAS) were a loss of $1.4 million in the first quarter of 2011 compared to an EBITDAS loss of $800,000 in the first quarter of 2010. Net loss in the first quarter of 2011 was $2.4 million, or $0.13 per share, compared to net loss of $1.9 million, or $0.10 per share, in the first quarter of 2010.

“We fell just short of last year’s record first quarter in several financial metrics, however we are pleased with the overall progress we’re making in our business,” said Andy Myers, Chief Executive Officer. “As a result of the great strides we have made in development, we are accelerating the release of our SciLEARN On-Demand offering from the third quarter to the second quarter of this year. This hosted platform, coupled with a new per-student pricing option, will give our customers greater flexibility in both purchasing and deploying our Fast ForWord program.

“For the year, we are focused on achieving several other product launch deadlines and implementing the right business processes to fully leverage our improved technology. We are very excited about the opportunities our SciLEARN platform will create as we look to innovate around existing solutions, develop new offerings, and expand our business.”

The company believes that booked sales and EBITDAS (both non-GAAP measures) are important measures of operating performance and has chosen to disclose these figures as part of the earnings results. EBITDAS and booked sales should not be considered in isolation from net income and revenue and are not intended to represent substitute measures of performance calculated under GAAP. Reconciliations of booked sales, revenue and deferred revenue, and EBITDAS and net income (net loss) are included at the end of this earnings release and in the investor information section of our website, www.scientificlearning.com.

Conference Call Information

A conference call to discuss first quarter 2011 financial results is scheduled for today, April 27, 2011 at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Investors and analysts interested in participating in the call are invited to dial (866) 652-3154 (domestic) or (706) 634-7311 (international), Conference ID # 57471403, approximately 10 minutes prior to the start of the call. The conference call will be available live on the Investor Information portion of the Company’s website at http://www.scilearn.com/investorinfo. A replay of this teleconference will be made available on the Scientific Learning website approximately two hours following the conclusion of the call. To hear the replay by phone, please call (800) 642-1687 (domestic) and (706) 645-9291 (international) and enter conference id number 57471403.

About Scientific Learning Corporation

We accelerate learning by applying proven research on how the brain learns. Scientific Learning’s results are demonstrated in over 200 research studies and protected by over 55 patents. Learners can realize achievement gains of 1 - 2 years in as little as 8 - 12 weeks and maintain an accelerated rate of learning even after the programs end.

Today, learners have used nearly 3 million Scientific Learning software products, which apply “Brain Fitness” principles to the areas of English language and reading. We provide our offerings directly to parents, K–12 schools and learning centers, and in more than 40 countries around the world. For more information, visit http://www.scilearn.com/ or call toll-free (888) 358-0212.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbor created by the federal securities laws. Such statements include, among others, statements relating to our future financial results, our new product release plans and schedule, our planned new pricing and the impact and potential of the current and planned future releases of the new SciLEARN platform, including SciLearn Enterprise and SciLEARN ON-Demand. Such statements are subject to substantial risks and uncertainties. Actual events or results may differ materially as a result of many factors, including but not limited to: general economic and financial conditions (including current adverse conditions in government budgets and the general economy); availability of funding to purchase the Company's products and generally available to schools, including the amount and duration of federal stimulus funding; unexpected challenges in product development; the acceptance of new products and product changes in existing and new markets; acceptance of subscription and other recurring offerings; seasonality and sales cycles in Scientific Learning's markets; competition; the extent to which the Company's marketing, sales and implementation strategies are successful; personnel changes; the Company's ability to continue to demonstrate the efficacy of its products, and other risks detailed in the Company's SEC reports, including but not limited to the Report on Form 10-K for the year ended December 31, 2010 (Part II, Item 1A, Risk Factors), filed March 4, 2011. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

SCIENTIFIC LEARNING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$3,387	$5,415
Short-term investments	9,005	9,631
Accounts receivable, net	3,342	5,053
Prepaid expenses and other current assets	2,083	2,206

Total current assets	17,817	22,305

Property and equipment, net	2,546	2,497
Goodwill	4,568	4,568
Other intangible assets, net	907	1,034
Other assets	1,328	1,399

Total assets	$27,166	$31,803

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$514	$543
Accrued liabilities	3,527	4,198
Deferred revenue	14,364	16,388

Total current liabilities	18,405	21,129
Deferred revenue, long-term	5,533	5,483
Other liabilities	827	857

Total liabilities	24,765	27,469

Stockholders' equity:
Common stock and additional paid in capital	89,711	89,277
Accumulated deficit	(87,306)	(84,943)
Accumulated other comprehensive loss	(4)	-

Total stockholders' equity	2,401	4,334

Total liabilities and stockholders' equity	$27,166	$31,803

SCIENTIFIC LEARNING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Products	$5,477	$5,502
Service and support	4,958	5,563

Total revenues	10,435	11,065

Cost of revenues:
Cost of products	315	519
Cost of service and support	2,293	2,434

Total cost of revenues	2,608	2,953

Gross profit	7,827	8,112

Operating expenses:
Sales and marketing	4,916	5,950
Research and development	2,904	1,968
General and administrative	2,343	2,063

Total operating expenses	10,163	9,981

Operating loss	(2,336)	(1,869)

Interest and other income, net	12	16

Loss before income tax	(2,324)	(1,853)
Provision for income taxes	39	46

Net loss	$(2,363)	$(1,899)

Net loss per share:
Basic net loss per share	$(0.13)	$(0.10)
Diluted net loss per share	$(0.13)	$(0.10)

Weighted average share used in computation of per share data:
Basic weighted average shares outstanding	18,749	18,338
Diluted weighted average shares outstanding	18,749	18,338

SCIENTIFIC LEARNING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Operating Activities:
Net loss	$(2,363)	$(1,899)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	475	622
Stock-based compensation	456	479
Changes in operating assets and liabilities:
Accounts receivable	1,711	2,972
Prepaid expenses and other current assets	124	(180)
Other assets	46	(21)
Accounts payable	(29)	(355)
Accrued liabilities	(671)	(3,733)
Deferred revenue	(1,974)	(1,708)
Other liabilities	(30)	50

Net cash used in operating activities	(2,255)	(3,773)

Investing Activities:
Purchases of property and equipment, net	(372)	(642)
Purchases of short-term investments	(2,379)	(8,112)
Sales and maturities of short-term investments	3,000	-

Net cash provided by (used in) investing activities	249	(8,754)

Financing Activities:
Proceeds from issuance of common stock	4	129
Net settlement of common stock	(26)	-

Net cash provided by (used in) financing activities	(22)	129

Decrease in cash and cash equivalents	(2,028)	(12,398)

Cash and cash equivalents at beginning of period	5,415	20,679

Cash and cash equivalents at end of period	$3,387	$8,281

Scientific Learning Corporation
Supplemental Information

Reconciliation of Booked Sales, Revenue and Change in Deferred Revenue

$s in thousands
	Three months ended March 31,
	2011	2010

Booked sales	$8,083	$8,025
Less: revenue	10,435	11,065
Other adjustments	378	1,332
Net decrease in current and long-term deferred revenue	$(1,974)	$(1,708)

Beginning balance in current and long-term deferred revenue	$21,871	$22,230
Ending balance in current and long-term deferred revenue	$19,897	$20,522

Booked sales is a non-GAAP financial measure that we believe to be a useful measure of the current level of business activity both for management and for investors. Booked sales equals the total value (net of allowances) of software and services invoiced in the period. Because a significant portion of our revenue is recognized over a period of months, booked sales is a good indicator of current activity. The table above shows the reconciliation of booked sales, revenue, and changes in deferred revenue.

Reconciliation of Net Loss to EBITDAS

$s in thousands
	Three months ended March 31,
	2011	2010

Net loss	$(2,363)	$(1,899)
Adjustments to reconcile to EBITDAS:
Provision for income taxes	39	46
Interest (income) expense, net	8	(11)
Depreciation and amortization	475	622
Stock-based compensation expense	456	479
Adjusted EBITDAS	$(1,385)	$(763)

Earnings before interest, taxes, depreciation, amortization and stock-based compensation expense (EBITDAS) is a non-GAAP financial measure we believe to be a useful measure of the resources available to the Company in the current period. We also believe that EBITDAS will be useful in allowing investors to compare our performance with that of other companies. The table above shows a reconciliation of EBITDAS to net loss, the closest GAAP measure.

Non-Cash Charges

$s in thousands	Three months ended March 31, 2011
	Depreciation & Amortization	Stock-based Compensation	Total
Included in:
Cost of products	$138	$-	$138
Cost of service and support	-	9	9
Operating expenses	337	447	784
Total	$475	$456	$931

$s in thousands	Three months ended March 31, 2010
	Depreciation & Amortization	Stock-based Compensation	Total
Included in:
Cost of Products	$261	$-	$261
Cost of Service and Support	64	39	103
Operating Expenses	297	440	737
Total	$622	$479	$1,101

CONTACT:

Scientific Learning Corporation
Jessica Lindl, 510-625-6784 (Media)
Vice President of Marketing and Product Management
jlindl@scilearn.com
or
The Blueshirt Group
Stacie Bosinoff, 415-217-7722 (Investor)
investorrelations@scilearn.com
stacie@blueshirtgroup.com